As filed with the Securities and Exchange Commission on September 25, 2009

Registration No. 333-160831

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMAZON.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	5961	91-164860
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1200 12th Avenue South, Suite 1200

Seattle, WA 98144-2734

(206) 266-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

L. Michelle Wilson

Senior Vice President, General Counsel and Secretary

Amazon.com, Inc.

1200 12th Avenue South, Suite 1200

Seattle, Washington 98144-2734

(206) 266-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ronald O. Mueller	William R. Schreiber
Gibson, Dunn & Crutcher LLP	Robert A. Freedman
1050 Connecticut Avenue, N.W.	Fenwick & West LLP
Washington, D.C. 20036	801 California Street
(202) 955-8500	Mountain View, California 94041
(202) 467-0539	(650) 988-8500
(650) 938-5200

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, $0.01 par value per share	10,010,000	N/A	$81,161,113	$4,529(4)

1.	Represents the maximum number of shares of Amazon.com Common Stock estimated to be issued in the transaction described herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of Common Stock that may be issued because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and similar transactions.
2.	Based on the sum of the aggregate book value of Zappos.com, Inc. equity securities to be cancelled in the transaction described herein as of March 31, 2009, the latest practicable date prior to the date of filing of this registration statement, in accordance with Rule 457(f)(2) of the Securities Act, and the aggregate exercise (offering) price of employee stock options to be assumed in the transaction described herein, in accordance with Rule 457(h)(1) of the Securities Act. Zappos.com, Inc. is a private company and no market exists for its equity securities.
3.	Based on 0.00005580 of the proposed maximum aggregate offering price calculated as described in note 2 above.
4.	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Amazon.com, Inc. is filing Amendment No. 3 to its Registration Statement on Form S-4 (Registration No. 333-160831) (the “Registration Statement”) for the sole purpose of changing an incorrect date reference in Exhibit 15.1 to Amendment No. 2 to the Registration Statement, as set forth in Item 21 of Part II.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 21.	Exhibits and Financial Statement Schedules

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated July 22, 2009, among Amazon.com, Inc., Zeta Acquisition, Inc., Zappos.com, Inc., and Alfred Lin.*†

3.1	Restated Certificate of Incorporation of Amazon.com, Inc. (incorporated by reference to Amazon.com, Inc.’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000).

3.2	Amended and Restated Bylaws of Amazon.com, Inc. (incorporated by reference to Amazon.com, Inc.’s Current Report on Form 8-K, dated February 18, 2009).

5.1	Opinion of Gibson, Dunn & Crutcher LLP regarding the legality of the shares to be issued (including consent).*

8.1	Opinion of Gibson, Dunn & Crutcher LLP regarding certain tax matters (including consent).*

8.2	Opinion of Fenwick & West LLP regarding certain tax matters (including consent).*

10.1	Form of Retention Agreement.*

15.1	Letter from PricewaterhouseCoopers LLP regarding unaudited interim financial information.**

21.1	List of Significant Subsidiaries (incorporated by reference to Amazon.com, Inc.’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2008).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants.*

23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibits 5.1 and 8.1).

23.4	Consent of Fenwick & West LLP (included in Exhibit 8.2).

23.5	Consent of Morgan Stanley & Co. Incorporated.*

24.1	Power of Attorney. *

99.1	Form of Consent for holders of Zappos.com, Inc. common stock.*

99.2	Form of Consent for holders of Zappos.com, Inc. Series A and/or Series B and/or Series C and/or Series D preferred stock.*

99.3	Form of Consent for holders of Zappos.com, Inc. Series E and/or Series F preferred stock.*

*	Previously filed.
**	Filed herewith
†	Amazon will furnish to the Commission, upon request, a copy of each schedule or exhibit to the Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on September 25, 2009.

AMAZON.COM, INC.

By:	/S/ THOMAS J. SZKUTAK
Thomas J. Szkutak, Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

*	Date: September 25, 2009	*	Date: September 25, 2009
Jeffrey P. Bezos, Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer )		L. John Doerr, Director

*	Date: September 25, 2009	*	Date: September 25, 2009
Thomas J. Szkutak, Senior Vice President and Chief Financial Officer (Principal Financial Officer)		William B. Gordon, Director

*	Date: September 25, 2009	*	Date: September 25, 2009
Shelley L. Reynolds, Vice President, Worldwide Controller (Principal Accounting Officer)		Alain Monié, Director

*	Date: September 25, 2009	*	Date: September 25, 2009
Tom A. Alberg, Director		Thomas O. Ryder, Director

*	Date: September 25, 2009	*	Date: September 25, 2009
John Seely Brown, Director		Patricia Q. Stonesifer, Director

*  The undersigned does hereby sign this Amendment No. 3 to the Registration Statement on behalf of the above-indicated director or officer of Amazon.com, Inc. pursuant to a power of attorney executed by such director or officer.

/S/ THOMAS J. SZKUTAK
Thomas J. Szkutak Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated July 22, 2009, among Amazon.com, Inc., Zeta Acquisition, Inc., Zappos.com, Inc., and Alfred Lin.*†

3.1	Restated Certificate of Incorporation of Amazon.com, Inc. (incorporated by reference to Amazon.com, Inc.’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000).

3.2	Amended and Restated Bylaws of Amazon.com, Inc. (incorporated by reference to Amazon.com, Inc.’s Current Report on Form 8-K, dated February 18, 2009).

5.1	Opinion of Gibson, Dunn & Crutcher LLP regarding the legality of the shares to be issued (including consent).*

8.1	Opinion of Gibson, Dunn & Crutcher LLP regarding certain tax matters (including consent).*

8.2	Opinion of Fenwick & West LLP regarding certain tax matters (including consent).*

10.1	Form of Retention Agreement.*

15.1	Letter from PricewaterhouseCoopers LLP regarding unaudited interim financial information.**

21.1	List of Significant Subsidiaries (incorporated by reference to Amazon.com, Inc.’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2008).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants.*

23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibits 5.1 and 8.1).

23.4	Consent of Fenwick & West LLP (included in Exhibit 8.2).

23.5	Consent of Morgan Stanley & Co. Incorporated.*

24.1	Power of Attorney. *

99.1	Form of Consent for holders of Zappos.com, Inc. common stock.*

99.2	Form of Consent for holders of Zappos.com, Inc. Series A and/or Series B and/or Series C and/or Series D preferred stock.*

99.3	Form of Consent for holders of Zappos.com, Inc. Series E and/or Series F preferred stock.*

*	Previously filed.
**	Filed herewith
†	Amazon will furnish to the Commission, upon request, a copy of each schedule or exhibit to the Agreement.

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